As filed with the Securities and Exchange Commission on December 13, 2013
 Registration No. 333-191192

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SB FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Ohio	34-1395608
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

401 Clinton Street
Defiance, Ohio 43512
(419) 783-8950
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Anthony V. Cosentino
Executive Vice President and Chief Financial Officer
SB Financial Group, Inc.
401 Clinton Street
Defiance, Ohio 43512
(419) 783-8950
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of Correspondence to:

Curtis A. Loveland, Esq.
Erin F. Siegfried, Esq.
Porter, Wright, Morris & Arthur LLP
41 South High Street, Suite 2800
Columbus, Ohio 43215-6194
(614) 227-2059
(614) 227-2100 (fax)
esiegfried@porterwright.com

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” and “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated December 13, 2013

$30,000,000

SB FINANCIAL GROUP, INC.

Common Shares and
Preferred Shares

•
We may offer from time to time to sell any combination of shares of our common stock and preferred stock in one or more offerings in amounts, at prices and on the terms that we will determine at the time of the offering.  The aggregate offering price of our shares of common stock and preferred stock sold under this prospectus will not exceed $30,000,000.

•
This prospectus provides a general description of the securities we may offer.  Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities.  This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

•
We will sell these securities directly to our shareholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time.  If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

•	The last reported sale price of our common stock on December 12, 2013 was $8.02 per share.
•	Trading symbol: Nasdaq Global Market – SBFG
•
As of October 28, 2013, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $38,852,684 million, which was calculated based on 4,732,361 shares of outstanding common stock held by non-affiliates and on a price per share of $8.21, the closing price of our common stock on October 28, 2013. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

This investment involves risk.  See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved of anyone’s investment in these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                      , 2013

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf” registration process. Under this shelf registration process, we may offer to sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $30,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information and Incorporation by Reference.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

In this prospectus, “we,” “us,” “our,” the “Company,” and “SB Financial” refer to SB Financial Group, Inc. and its subsidiaries.

ABOUT SB FINANCIAL GROUP, INC.

We are a bank holding company registered under the Bank Holding Company Act of 1956, as amended, and subject to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”).

Through our direct and indirect subsidiaries we engage in a variety of activities, including commercial banking, item processing, insurance, and trust and financial services. Our subsidiary, The State Bank and Trust Company (“State Bank”), is an Ohio state-chartered bank, which offers a full range of commercial banking services, including checking accounts, savings accounts, money market accounts and time certificates of deposit; automatic teller machines; commercial, consumer, agricultural and residential mortgage loans; personal and corporate trust services; commercial leasing; bank credit card services; safe deposit box rentals; Internet and telephone banking; and other personalized banking services. The wealth management division of State Bank offers various trust and financial services, including asset management services for individuals and corporate employee benefit plans, as well as brokerage services through Cetera Financial Group.

SB Financial Group’s technology subsidiary, Rurbanc Data Services, Inc. (“RDSI”) provides item processing services to community banks and businesses. RDSI has been in operation since 1964 and became an Ohio corporation in June 1976. RDSI has one operating location in Defiance, Ohio. In September 2006, RDSI acquired Diverse Computer Marketers, Inc. (“DCM”) which was merged into RDSI effective December 31, 2007 and now operates as a division of RDSI doing business as “DCM”. DCM has one operating location in Lansing, Michigan.

RDSI provides item processing and related services to community banks located in Illinois, Indiana, Michigan and Ohio. At December 31, 2012, RDSI had 16 full-time equivalent employees.

We are an Ohio corporation, organized in 1983. Our executive offices are located at 401 Clinton Street, Defiance, Ohio 43512, and our telephone number is (419) 783-8950. Our corporate website address is www.yoursbfinancial.com. This reference to our website is a textual reference only. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this prospectus, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our securities could decline, and you may lose all or part of your investment.

Changes in economic conditions could adversely affect our earnings, as our borrowers’ ability to repay loans and the value of the collateral securing our loans decline.

Our success depends to a large extent upon local and national economic conditions, as well as governmental fiscal and monetary policies. Conditions such as inflation, recession, unemployment, changes in interest rates, money supply and other factors beyond our control can adversely affect our asset quality, deposit levels and loan demand and, therefore, our earnings and our capital. Because we have a significant amount of real estate loans, additional decreases in real estate values could adversely affect the value of property used as collateral and our ability to sell the collateral upon foreclosure. Adverse changes in the economy may also have a negative effect on the ability of our borrowers to make timely repayments of their loans, which would have an adverse impact on our earnings and cash flows.

We could potentially continue to experience difficult economic conditions and high unemployment in our market areas and a significant continued decline in the economy in our market areas could have a materially adverse effect on our financial condition and results of operations. As a result of these economic conditions, our future earnings may be susceptible to declining credit conditions in the markets in which we operate.

Our earnings are significantly affected by the fiscal and monetary policies of the federal government and its agencies.

The policies of the Federal Reserve Board impact us significantly. The Federal Reserve Board regulates the supply of money and credit in the United States. Its policies directly and indirectly influence the rate of interest earned on loans and paid on borrowings and interest-bearing deposits, and can also affect the value of financial instruments we hold. Those policies determine to a significant extent our cost of funds for lending and investing. Changes in those policies are beyond our control and are difficult to predict. Federal Reserve Board policies can also affect our borrowers, potentially increasing the risk that they may fail to repay their loans. For example, a tightening of the money supply by the Federal Reserve Board could reduce the demand for a borrower’s products and services. This could adversely affect the borrower’s earnings and ability to repay its loan, which could have a material adverse effect on our financial condition and results of operations.

Changes in interest rates could have a material adverse effect on our financial condition and results of operations.

Our earnings depend substantially on our interest spread, which is the difference between the rates we earn on loans, securities and other earning assets and the interest rates we pay on deposits and other borrowings. These rates will depend on many factors that are partly or entirely outside of our control, including general economic conditions and the policies of various governmental and regulatory authorities. While we have taken measures intended to manage the risks of operating in a changing rate environment, there can be no assurance that such measures will be effective in avoiding undue interest rate risk. As market interest rates rise, we will have competitive pressures to increase the rates we pay on deposits, which may have a material adverse effect on our financial condition and results of operations.

If our actual loan losses exceed our allowance for loan losses, our net income will decrease.

Our loan customers may not repay their loans according to their terms, and the collateral securing the payment of these loans may be insufficient to pay any remaining loan balance. We may experience significant loan losses, which could have a material adverse effect on our operating results. In accordance with accounting principles generally accepted in the United States, we maintain an allowance for loan losses to provide for loan defaults and non-performance, which when combined, we refer to as the allowance for loan losses. Our allowance for loan losses may not be adequate to cover actual credit losses, and future provisions for credit losses could have a material adverse effect on our operating results. Our allowance for loan losses is based on prior experience, as well as an evaluation of the risks in the current portfolio. The amount of future losses is susceptible to changes in economic, operating and other conditions, including changes in interest rates that may be beyond our control, and these losses may exceed current estimates. Federal regulatory agencies, as an integral part of their examination process, review our loans and allowance for loan losses. We cannot assure you that we will not further increase the allowance for loan losses or that regulators will not require us to increase this allowance. Either of these occurrences could have a material adverse effect on our financial condition and results of operations.

FDIC insurance premiums may increase materially, which could negatively affect our profitability.

The Federal Deposit Insurance Corporation (“FDIC”) insures deposits at FDIC insured financial institutions, including State Bank. The FDIC charges the insured financial institutions premiums to maintain the Deposit Insurance Fund at a certain level. During 2008 and 2009, there were higher levels of bank failures which dramatically increased resolution costs of the FDIC and depleted the deposit insurance fund. The FDIC collected a special assessment in 2009 to replenish the Deposit Insurance Fund and also required a prepayment of an estimated amount of future deposit insurance premiums. If the costs of future bank failures increase, deposit insurance premiums may also increase.

Legislative or regulatory changes could adversely impact our businesses.

The financial services industry is extensively regulated. We are subject to state and federal regulation, supervision and legislation that govern almost all aspects of our operations. Laws and regulations may change from time to time and are primarily intended for the protection of consumers, depositors, federal deposit insurance funds and the banking system as a whole, and not to benefit our shareholders. Changes to laws and regulations or other actions by regulatory agencies may negatively impact us, possibly limiting the services we provide, increasing the ability of non-banks to compete with us or requiring us to change the way we operate. Regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the ability to impose restrictions on the operation of an institution and the ability to determine the adequacy of an institution’s allowance for loan losses. Failure to comply with applicable laws, regulations and policies could result in sanctions being imposed by the regulatory agencies, including the imposition of civil money penalties, which could have a material adverse effect on our operations and financial condition.

In light of current conditions in the global financial markets and the global economy, regulators have increased their focus on the regulation of the financial services industry. Most recently, the federal government has intervened on an unprecedented scale in responding to the stresses experienced in the global financial markets. Some of the laws enacted by Congress and regulations promulgated by the federal banking regulators subject us and other financial institutions to additional restrictions, oversight or costs that may have an impact on our business, results of operations or the price of our common shares. In addition to laws, regulations and supervisory and enforcement actions directed at the operations of banks, proposals to reform the housing finance market contemplate winding down Fannie Mae and Freddie Mac, which could negatively affect our sales of loans.

The Dodd-Frank Act was signed into law on July 21, 2010 and, although it became generally effective in July 2010, many of its provisions have extended implementation periods and delayed effective dates and have and will continue to require extensive rulemaking by regulatory authorities. In addition, we may be subjected to higher deposit insurance premiums to the FDIC. We may also be subject to additional regulations under the newly established Consumer Financial Protection Bureau, which was given broad authority to implement new consumer protection regulations. These and other provisions of the Dodd-Frank Act, including future rules implementing its provisions and the interpretation of those rules, may place significant additional costs on us, impede our growth opportunities and place us at a competitive disadvantage.

In July 2013, our primary federal regulator, the Federal Reserve, published final rules establishing a new comprehensive capital framework for U.S. banking organizations. The rules implement the Basel Committee's December 2010 framework known as “Basel III” for strengthening international capital standards as well as certain provisions of the Dodd-Frank Act. The implementation of the final rules will lead to higher capital requirements and more restrictive leverage and liquidity ratios than those currently in place. In addition, in order to avoid limitations on capital distributions, such as dividend payments and certain bonus payments to executive officers, the rules require insured financial institutions to hold a capital conservation buffer of common equity tier 1 capital above the minimum risk-based capital requirements. The capital conservation buffer will be phased in over time, becoming effective on January 1, 2019, and will consist of an additional amount of common equity equal to 2.5% of risk-weighted assets. The rules will also revise the regulatory agencies' prompt corrective action framework by incorporating the new regulatory capital minimums and updating the definition of common equity. The rules will not begin to phase in until January 1, 2014 for larger institutions and January 1, 2015 for smaller, less complex banking organizations such as the Company, and will be fully phased in by January 1, 2019. Until the rules are fully phased in, we cannot predict the ultimate impact it will have upon the financial condition or results of operations of the Company.

Changes in tax laws could adversely affect our performance

We are subject to extensive federal, state and local taxes, including income, excise, sales/use, payroll, franchise, withholding and ad valorem taxes. Changes to our taxes could have a material adverse effect on our results of operations. In addition, our customers are subject to a wide variety of federal, state and local taxes. Changes in taxes paid by our customers may adversely affect their ability to purchase homes or consumer products, which could adversely affect their demand for our loans and deposit products. In addition, such negative effects on our customers could result in defaults on the loans we have made.

The Dodd-Frank Act may adversely impact our results of operations and financial condition.

On July 21, 2010, the Dodd-Frank Act was signed into law. The Dodd-Frank Act represents a comprehensive overhaul of the financial services industry within the United States. There are a number of reform provisions that are likely to significantly impact the ways in which banks and bank holding companies, including the Company and State Bank, do business. Many provisions of the Dodd-Frank Act will not be implemented immediately and will require interpretation and rule making by federal regulators. The Company is closely monitoring all relevant sections of the Dodd-Frank Act to ensure continued compliance with laws and regulations. While the ultimate effect of the Dodd-Frank Act on the Company and its subsidiaries cannot currently be determined, the law and its implemented rules and regulations are likely to result in increased compliance costs and fees paid to regulators, along with possible restrictions on our operations and our subsidiaries, all of which may have a material adverse affect on our operating results and financial condition.

We may be a defendant from time to time in a variety of litigation and other actions, which could have a material adverse effect on our financial condition and results of operations.

We and our subsidiaries may be involved from time to time in a variety of litigation arising out of our businesses. The risk of litigation increases in times of increased troubled loan collection activity. Our insurance may not cover all claims that may be asserted against us, and any claims asserted against us, regardless of merit or eventual outcome, may harm our reputation. Should the ultimate judgments or settlements in any litigation exceed our insurance coverage, they could have a material adverse effect on our financial condition and results of operations. In addition, we may not be able to obtain appropriate types or levels of insurance in the future, nor may we be able to obtain adequate replacement policies with acceptable terms, if at all.

Our success depends upon our ability to attract and retain key personnel.

Our success depends upon the continued service of our senior management team and upon our ability to attract and retain qualified financial services personnel. Competition for qualified employees is intense. We cannot assure you that we will be able to retain our existing key personnel or attract additional qualified personnel. If we lose the services of our key personnel, or are unable to attract additional qualified personnel, our business, financial condition and results of operations could be adversely affected.

We depend upon the accuracy and completeness of information about customers.

In deciding whether to extend credit or enter into other transactions with customers, we may rely on information provided to us by customers, including financial statements and other financial information. We may also rely on representations of customers as to the accuracy and completeness of that information and, with respect to financial statements, on reports of independent auditors. For example, in deciding whether to extend credit to a business, we may assume that the customer’s audited financial statements conform with generally accepted accounting principles and present fairly, in all material respects, the financial condition, results of operations and cash flows of the customer, and we may also rely on the audit report covering those financial statements. Our financial condition and results of operations could be negatively impacted to the extent we rely on financial statements that do not comply with generally accepted accounting principles or that are materially misleading.

Our ability to pay cash dividends is limited, and we may be unable to pay cash dividends in the future even if we elect to do so.

We are dependent primarily upon the earnings of our operating subsidiaries for funds to pay dividends on our common shares. The payment of dividends by us is also subject to regulatory restrictions. As a result, any payment of dividends in the future will be dependent, in large part, on our ability to satisfy these regulatory restrictions and our subsidiaries’ earnings, capital requirements, financial condition and other factors. In January 2010, we announced the suspension of quarterly cash dividends. Although our financial earnings and financial condition have allowed us to recently declare and pay a quarterly cash dividend to our shareholders, commencing April 3, 2013, there can be no assurance as to if or when we might be able to pay dividends again or as to the amount of any dividends which may be declared and paid to shareholders in future periods. Our failure to pay dividends on our common shares could have a material adverse effect on the market price of our common shares.

A limited trading market exists for our common shares which could lead to price volatility.

Your ability to sell or purchase our common shares depends upon the existence of an active trading market for our common shares. While our stock is quoted on the NASDAQ Global Market, it trades infrequently. As a result, you may be unable to sell or purchase our common shares at the volume, price and time you desire. The limited trading market for our common shares may cause fluctuations in the market value of our common shares to be exaggerated, leading to price volatility in excess of that which would occur in a more active trading market.

The preparation of our financial statements requires the use of estimates that may vary from actual results.

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make significant estimates that affect the financial statements. Two of our most critical estimates are the level of the allowance for loan losses and the accounting for goodwill and other intangibles. Because of the inherent nature of these estimates, we cannot provide complete assurance that we will not be required to adjust earnings for significant unexpected loan losses, nor that we will not recognize a material provision for impairment of our goodwill. For additional information regarding these critical estimates, see Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations beginning on page 32 of our Annual Report on Form 10-K, filed on March 12, 2013.

Changes in accounting standards could impact our results of operations.

The accounting standard setters, including the Financial Accounting Standards Board, the SEC and other regulatory bodies, periodically change the financial accounting and reporting standards that govern the preparation of our consolidated financial statements. These changes can be difficult to predict and can materially affect how we record and report our financial condition and results of operations. In some cases, we could be required to apply a new or revised standard retroactively, which would result in the restatement of our financial statements for prior periods.

Our information systems may experience an interruption or security breach.

We rely heavily on communications and information systems to conduct our business. Any failure, interruption or breach in security of these systems could result in failures or disruptions in our customer relationship management, general ledger, deposit, loan and other systems. While we have policies and procedures designed to prevent or limit the effect of the possible failure, interruption or security breach of our information systems, there can be no assurance that any such failure, interruption or security breach will not occur or, if they do occur, that they will be adequately addressed. The occurrence of any failure, interruption or security breach of our information systems could damage our reputation, result in a loss of customer business, subject us to additional regulatory scrutiny, or expose us to civil litigation and possible financial liability.

We may elect or be compelled to seek additional capital in the future, but capital may not be available when it is needed.

We are required by federal and state regulatory authorities to maintain adequate levels of capital to support our operations. In addition, federal banking agencies have proposed extensive changes to their capital requirements, including raising required amounts and eliminating the inclusion of certain instruments from the calculation of capital. The final form of such regulations and their impact on us is unknown at this time, but may require us to raise additional capital. In addition, we may elect to raise additional capital to support our business or to finance acquisitions, if any, or we may otherwise elect to raise additional capital. Our ability to raise additional capital, if needed, will depend on conditions in the capital markets, economic conditions and a number of other factors, many of which are outside our control, and on our financial performance. Accordingly, we cannot be assured of our ability to raise additional capital if needed or on terms acceptable to us. If we cannot raise additional capital if and when needed, it may have a material adverse effect on our financial condition, results of operations and prospects.

The effect of changes to the healthcare laws in the United States may increase our healthcare costs and negatively impact our financial results.

We offer healthcare coverage to our eligible employees with part of the cost subsidized by the Company. With recent changes to the healthcare laws in the United States becoming effective in 2014, more of our employees may choose to participate in our health insurance plans, which could increase our costs for such coverage and materially adversely impact our costs of operations.

The expiration of unlimited FDIC insurance coverage of non-interest bearing transaction accounts effective December 31, 2012, may have an adverse effect on our liquidity and cost of funds.

The Dodd-Frank Act provided for unlimited FDIC insurance coverage of non-interest bearing transaction accounts through December 31, 2012. The end of such insurance may cause us to lose certain large deposits or may result in our needing to pledge additional securities to secure public funds deposits, which could have a material adverse effect on our liquidity. In order to ensure adequate liquidity, we may need to raise rates we pay on deposits, resulting in a decrease in profitability.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain forward-looking statements.  We sometimes use words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will” and similar expressions, as they relate to us, our management and our industry, to identify forward-looking statements.  Forward-looking statements relate to our expectations, beliefs, plans, strategies, prospects, future performance, anticipated trends and other future events.  Specifically, this prospectus and the information incorporated by reference in this prospectus contain forward-looking statements relating to, among other things:

•	our business, growth, operating and financing strategies;

•	expectations regarding our liquidity;

•	our future financing plans;

•	trends affecting our financial condition or results of operations;

•	projections of income or expense, earnings per share, the payment or non-payment of dividends, capital structure and other financial items;

•	plans and objectives of us or our Board of Directors or management, including those relating to products and services;

•	future economic performance;

•	statements of future customer attraction or retention; and

•	statements of assumptions underlying these statements.

We have based our forward-looking statements largely on our current expectations and projections about future events and financial trends affecting our business.  Actual results may differ materially.  Some of the risks, uncertainties and assumptions that may cause actual results to differ from these forward-looking statements are described in “Risk Factors.”  In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus and the information incorporated by reference in this prospectus might not occur.

You should read this prospectus, the documents that we filed as exhibits to the registration statement of which this prospectus is a part and the documents that we incorporate by reference in this prospectus completely and with the understanding that our future results may be materially different from what we expect.  We qualify all of our forward-looking statements by these cautionary statements, and we assume no obligation to update these forward-looking statements publicly for any reason.

WHERE YOU CAN FIND MORE INFORMATION
AND INCORPORATION BY REFERENCE

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission.  This prospectus does not contain all of the information in the registration statement.  In addition, we file annual, quarterly and special reports, proxy statements and other information with the Commission.  Our Commission filings are available to the public over the Internet at the Commission’s web site at http://www.sec.gov.  You may also read and copy any document we file with the Commission at its public reference facilities at 100 F Street, N.E., Washington, DC 20549.  You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Commission at 100 F Street, N.E., Washington, DC 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference facilities.  Our Commission filings are also available at the office of the Nasdaq Stock Market, One Liberty Plaza, 165 Broadway, New York, New York 10006.  For further information on obtaining copies of our public filings at the Nasdaq Stock Market, you should call 212-401-8700.

We “incorporate by reference” into this prospectus the information we file with the Commission (Commission file number 000-13507), which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus.  Information that we file with the Commission after the date of this prospectus will automatically update this prospectus.  We incorporate by reference the documents listed below, and any filings we make with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus (except for information furnished and not filed with the Commission in a Current Report on Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Commission on March 12, 2013;

•	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2013, (filed May 14, 2013), June 30, 2013, (filed August 8, 2013), and September 30, 2013 (filed November 7, 2013);

•
our Current Reports on Form 8-K dated February 14, 2013 (filed February 14, 2013), dated February 20, 2013 (filed February 22, 2013), dated March 4, 2013 (filed March 4, 2013), dated April 12, 2013 (filed April 18, 2013), dated April 22, 2013 (filed April 23, 2013), dated April 24, 2013 (filed April 24, 2013, as amended July 15, 2013), dated April 24, 2013 (filed April 26, 2013), dated June 6, 2013 (filed June 6, 2013), and dated August 21, 2013 (filed August 26, 2013); September 16, 2013 (filed September 16, 2013), September 16, 2013 (filed September 17, 2013), October 21, 2013 (filed October 22, 2013), October 16, 2013 (filed October 22, 2013), October 22, 2013 (filed October 25, 2013), December 4, 2013 (filed December 4, 2013); and

•
the description of our common shares, which is contained in our registration statement on Form S-4 filed with the Commission on July 26, 2005 (File No. 333-126892), as amended by the Pre-Effective Amendment No. 1 to Form S-4 filed with the Commission on September 2, 2005, as updated in any amendment or report filed for the purpose of updating such description.

Information furnished by us in Current Reports on Form 8-K under Items 2.02, 7.01, and 9.01 is expressly not incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents.  You may request a copy of these filings at no cost, by writing to or telephoning us at:

SB Financial Group, Inc.
401 Clinton Street
Defiance, Ohio 43512
Attention:  Anthony V. Cosentino
(419) 783-8950

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include additions to working capital, repayment or redemption of existing indebtedness and financing capital expenditures and acquisitions.  We will set forth in the particular prospectus supplement our intended use for the net proceeds we receive from the sale of our securities under such prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is only a summary and is subject to the provisions of our articles of incorporation and code of regulations, which are included as exhibits to the registration statement of which this prospectus forms a part, and provisions of applicable law.

Our articles of incorporation authorize our board of directors to issue 10,000,000 shares of common stock, without par value, and 200,000 shares of preferred stock, without par value.

Common Stock

Each common share of the Company entitles the holder to one vote for the election of directors and for all other matters submitted to the shareholders of the Company for their consideration.  Our articles of incorporation provide that shareholders do not have the right to vote cumulatively in the election of directors.  Our shareholders do not have pre-emptive rights.  Each common share of the Company entitles the holder thereof to share ratably in the Company’s net assets legally available for distribution to shareholders in the event of the Company’s liquidation, dissolution or winding up, after payment in full of all amounts required to be paid to creditors or provision for such payment.  The holders of our common shares do not have subscription or conversion rights, and there are no mandatory redemption provisions applicable to the Company’s common shares.  The Company can pay dividends on their outstanding common shares in accordance with the terms of the Ohio General Corporation Law. The Ohio General Corporation Law generally provides that the board of directors may declare and pay dividends to shareholders, provided that the dividend does not exceed the combination of the surplus of the corporation, which is defined generally as the excess of the corporation’s assets plus stated capital over its liabilities, and is not in violation of the rights of the holders of shares of any other class. In addition, no dividend may be paid when a corporation is insolvent or there is reasonable ground to believe that by payment of the dividend the corporation would be rendered insolvent.  All shares outstanding before this offering are, and the shares to be issued in this offering will be, validly issued, fully paid and non-assessable.  The rights, preferences and privileges of holders of common stock are subject to the rights, preferences and privileges of holders of any classes or series of preferred stock that we may issue in the future.  As of November 7, 2013, 4,869,629, shares of common stock were outstanding.

Preferred Stock

Our articles of incorporation authorize our board of directors to issue, without further action by the holders of our common stock, up to 200,000 shares of preferred stock, in one or more series and to determine: the division of such shares into series and the designation and authorized number of shares of each series; dividend or distribution rights; dividend rate; liquidation rights, preferences and price, redemption rights and price; sinking fund requirements; voting rights; pre-emptive rights; conversion rights; restrictions on the issuance of shares; and other relative, participating, optional or other special rights and privileges of each such series and the qualifications, limitations or restrictions thereof.  The issuance of preferred stock could have an adverse effect on the rights of holders of common stock.  For example, any preferred stock may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both.

Classified Board of Directors; Election of Directors

Our articles of incorporation provide for a classified board of directors consisting of not less than nine directors, with the directors divided into three classes and elected for three-year terms. Each year the term of one class expires.  As a result, approximately one-third of the directors are elected at each annual meeting of shareholders.  This can delay the ability of a significant shareholder or group of shareholders to gain control of our board of directors.

Our code of regulations provides that the number of directors cannot be fewer than nine nor more than 15; any change in the number of directors cannot have the effect of shortening the term of any incumbent director; and no action may be taken to increase the number of directors unless at least two-thirds of the directors then in office concur in such action.  A director or directors may be removed from office, only by the vote of the holders of shares entitling them to exercise not less than 80% of the voting power of the Company entitling them to elect directors in place of those to be removed. Under the Ohio General Corporation Law, the removal of a director or directors of the Company may only be effected for cause. This will prevent a shareholder or group of shareholders from removing incumbent directors and simultaneously gaining control of the board by filling the vacancies created by removals with their own nominees.

Failure to elect a director to fill the unexpired term of any director removed shall be deemed to create a vacancy in the board. Under Ohio law, unless a corporation’s articles of incorporation or code of regulations otherwise provide, the remaining directors of a corporation may fill any vacancy on the board by the affirmative vote of a majority of the remaining directors. Vacancies at the Company, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by the affirmative vote of two-thirds of the whole authorized number of directors or by the affirmative vote of the holders of at least four-fifths of the outstanding voting power of the corporation voting at a meeting of the shareholders called for such purpose or in any other manner provided by law, the articles or the code of regulations.

Our code of regulations requires that notice in writing of proposed shareholder nominations for the election of directors be given to our secretary prior to the meeting.  The notice must contain certain information about the non-incumbent nominee, including name, age, business or residence address of each nominee proposed in such notice, the principal occupation or employment of each such nominee, and the number of common shares of the company owned beneficially and/or of record by each such nominee and the length of time any such shares have been so owned.

Pursuant to our code of regulations, special meetings of shareholders may be called only by the following: the chairman of the board, the president or, in case of the president’s absence, death, or disability, the vice president authorized to exercise the authority of the president; a majority of the directors acting with or without a meeting; or the holders of at least 25% of all shares outstanding and entitled to vote.

To be timely, shareholder notice of a nomination for election of a director at an annual meeting must be received by the secretary of the Company on or before the later of (i) February l, immediately preceding such annual meeting or (ii) the 60th day prior to the first anniversary of the most recent annual meeting of shareholders held for the election of directors; provided, however, that if the annual meeting for the election of directors in any year is not held on or before the 31st day next following such anniversary, then the written notice must be received by the secretary within a reasonable time prior to the date of such annual meeting. In the case of a nominee proposed by a shareholder for election as a director at a special meeting of shareholders at which directors are to be elected, such written notice of a proposed nominee shall be received by the secretary no later than the close of business on the seventh day following the day on which notice of the special meeting was mailed to shareholders.

Supermajority voting requirement

Our articles of incorporation provide that, notwithstanding any provision of the Ohio General Corporation law requiring for any purpose the vote, consent, waiver or release of holders of shares entitling them to exercise two-thirds or any other proportion of the voting power of the Company, such action, unless otherwise provided by statute, may be taken by the vote, consent, waiver or release of the holders of shares entitling them to exercise a majority of the voting power of the Company.

However, our articles of incorporation provide that, unless two-thirds of the whole authorized number of directors recommends the approval of the following matters, such matters require the affirmative vote of the holders of shares entitling them to exercise at least 80% of the Company’s voting power:

•	a proposed amendment to the articles;
•	proposed new regulations, or an alteration, amendment or repeal of the regulations;
•	an agreement providing for the merger or consolidation of the Company with or into one or more other corporations;
•	a proposed combination or majority share acquisition involving the issuance of shares of the Company and requiring shareholder approval;
•	a proposal to sell, lease, or exchange all or substantially all of the property and assets of the Company;
•	a proposed dissolution of the Company; or
•	a proposal to fix or create the number of directors by action of the shareholders of the Company.

Shareholder vote required to approve business combinations with principal shareholders

Our articles of incorporation require the affirmative vote of the holders of shares entitling them to exercise at least 80% of the voting power of the Company and the affirmative vote of at least two-thirds of the outstanding shares not held by a “Controlling Person,” to approve certain “Business Combinations.” A “Controlling Person” is any shareholder who beneficially owns shares entitling the shareholder to exercise 20% or more of the voting power of the Company in the election of directors. A “Business Combination is defined to include:

•	any merger or consolidation of the Company with or into a Controlling Person or an affiliate or associate of a Controlling Person;
•
any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of the Company or a subsidiary, including, without limitation, any voting securities of a subsidiary of the Company, to a Controlling Person or an affiliate or associate of a Controlling Person;

•	any merger into the Company or a subsidiary of the Company of a Controlling Person or an affiliate or associate of a Controlling Person;
•
any sale, lease, exchange, transfer or other disposition of all or any part of the assets of a Controlling Person or an affiliate or associate of a Controlling Person to the Company or a subsidiary of the Company, excluding certain insignificant sales or dispositions;

•
any reclassification of the common shares of the Company, or any recapitalization involving the common shares of the Company consummated within five years after the Controlling Person becomes a Controlling Person; and

•	any agreement, contract or other arrangement providing for any of the above transactions.

The shareholder vote requirements described above do not apply, however, if the Business Combination will result in an involuntary sale, redemption, cancellation or other termination of ownership of all common shares of the Company owned by shareholders who do not vote in favor of, or consent in writing to, the Business Combination and the consideration to be received by such shareholders is at least equal to the “Minimum Price Per Share,” as defined in our articles of incorporation.

Anti-takeover statutes

Certain state laws make a change in control of the Company more difficult, even if desired by the holders of the majority of our common shares. Provided below is a summary of the Ohio anti-takeover statutes.

Ohio control share acquisition statute. The Ohio Revised Code provides in Section 1701.831 that specified notice and informational filings and special shareholder meetings and voting procedures must occur before consummation of a proposed “control share acquisition.” A control share acquisition is defined as any acquisition of an issuer’s shares that would entitle the acquirer to exercise or direct the voting power of the issuer in the election of directors within any of the following ranges:

•	one-fifth or more, but less than one-third, of the voting power;
•	one-third or more, but less than a majority, of the voting power; or
•	a majority or more of the voting power.

Assuming compliance with the notice and information filing requirements, the proposed control share acquisition may take place only if, at a duly convened special meeting of shareholders, the acquisition is approved by both a majority of the voting power of the issuer represented at the meeting and a majority of the voting power remaining after excluding the combined voting power of the intended acquirer and the directors and officers of the issuer. The control share acquisition statute does not apply to a corporation whose articles of incorporation or regulations so provide. We have not opted out of the application of the control share acquisition statute.

Ohio merger moratorium statute. Chapter 1704 of the Ohio Revised Code prohibits specified business combinations and transactions between an “issuing public corporation” and an “interested shareholder” for at least three years after the interested shareholder attains 10% ownership, unless the board of directors of the issuing public corporation approves the transaction before the interested shareholder attains 10% ownership. An interested shareholder is a person who owns 10% or more of the shares of the corporation. An issuing public corporation is defined as an Ohio corporation with 50 or more shareholders that has its principal place of business, principal executive offices, or substantial assets within the State of Ohio, and as to which no close corporation agreement exists. Examples of transactions regulated by the merger moratorium provisions include mergers, consolidations, voluntary dissolutions, the disposition of assets and the transfer of shares. After the three-year period, a moratorium transaction may take place provided that certain conditions are satisfied, including that:

•	the board of directors approves the transaction;
•
the transaction is approved by the holders of shares with at least two-thirds of the voting power of the corporation (or a different proportion set forth in the articles of incorporation), including at least a majority of the outstanding shares after excluding shares controlled by the interested shareholder; or

•	the business combination results in shareholders, other than the interested shareholder, receiving a fair price plus interest for their shares, as determined in accordance with the statute.

Although the merger moratorium provisions may apply, a corporation may elect not to be covered by the merger moratorium provisions, or subsequently elect to be covered, with an appropriate amendment to its articles of incorporation. We have not opted out of the Ohio merger moratorium statute.

Limitation of Director Liability

Under the Ohio General Corporation Law, a director’s liability to us or our shareholders for damages is limited to only those situations where it is proven by clear and convincing evidence that his act or failure to act was undertaken with deliberate intent to cause injury to us or undertaken with reckless disregard for our best interests and those situations involving unlawful loans, asset distributions, dividend payments or share repurchases.  As a result, shareholders may be unable to recover monetary damages against directors for actions that constitute gross negligence or that are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are found not to be available to shareholders for any particular case, shareholders may not have any effective remedy against the challenged conduct.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Registrar and Transfer Company located in Cranford, New Jersey.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods.   We may sell the securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;
•	through agents; and/or
•	directly to one or more purchasers.

We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

We may solicit directly offers to purchase the securities being offered by this prospectus.  We may also designate agents to solicit offers to purchase the securities from time to time.  We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public.  In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions.  The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.  Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.  We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act or to contribute to payments they may be required to make in respect thereof.

The securities may or may not be listed on a national securities exchange.  To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities.  This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them.  In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option.  In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions.  The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market.  These transactions may be discontinued at any time.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with any derivative transaction, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions.  If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock.  The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus.  Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

 The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

LEGAL MATTERS

The validity of the shares offered hereby has been passed upon for us by Porter Wright Morris & Arthur LLP, 41 South High Street, Columbus, Ohio  43215.

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus by reference from our Annual Report on Form 10-K, have been audited by BKD, LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference.  Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.          Other Expenses of Issuance and Distribution.

The following table sets forth the expenses expected to be incurred by our company in connection with the issuance and distribution of the securities being registered.

SEC registration fee		$4,092
Legal fees and expenses		**
Accounting fees		**
Printing expenses		**
Miscellaneous		**

Total	$	**

**  Estimated expenses are presently not known and cannot be estimated.

Item 15.          Indemnification of Directors and Officers.

Section 1701.13 of the Ohio General Corporation Law provides that directors and officers of Ohio corporations may, under certain circumstances, be indemnified against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful.  Section 1701.13 provides that directors and officers may also be indemnified against expenses (including attorneys’ fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Our code of regulations contains the following provisions with respect to the indemnification of directors and officers:

Section 5.01. Indemnification. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action threatened or instituted directly by the corporation) by reason of the fact that he is or was a director or officer of the corporation or any present or former director or officer of the corporation who is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Section 5.02. Discretionary Indemnification. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that he is or was an employee or agent of the corporation or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

      The corporation may also indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit which is threatened or instituted by the corporation directly (rather than a derivative action in the right of the corporation) to produce a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation or any present or former director or officer of the corporation who is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him, judgments and amounts paid in connection with such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Defiance County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such Court of Common Pleas or such other court shall deem proper.

Section 5.03. Indemnification for Expenses. To the extent that a director, trustee, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.02 hereof, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Section 5.04. Determination Required. Any indemnification under Sections 5.01 and 5.02 (unless ordered by a court) shall be made by the corporation only upon a determination that the indemnification of the director, trustee, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 5.01 and 5.02. Such determination shall be made (A) by the board of directors by a majority vote of a quorum consisting of directors who were not and are not parties to, or threatened with, such action, suit or proceeding or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel, or (C) by the shareholders. Any determination made by the disinterested directors or by independent legal counsel under this Section 5.04 to provide indemnity under Section 5.01 or 5.02 to a person threatened or sued in the right of the corporation (derivatively) shall be promptly communicated to the person who threatened or brought the derivative action or suit in the right of the corporation, and such person shall have the right, within 10 days after receipt of such notification, to petition the Court of Common Pleas of Defiance County, Ohio or the court in which action or suit was brought to review the reasonableness of such determination.

Section 5.05. Advances for Expenses. Expenses (including attorneys’ fees) incurred in defending any civil or criminal action, suit, or proceeding referred to in Sections 5.01 and 5.02 may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in article five of the code of regulations.

Section 5.06. Article Five Not Exclusive. The indemnification provided by article five of the code of regulations shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the articles or the regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section 5.07. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of article five of the code of regulations.

Section 5.08. Definition of “the Corporation”. As used in article five of the code of regulations, references to “the corporation” include all constituent corporations in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, trustee, officer, employee or agent of such a constituent corporation, or is or was serving at the request of such constituent corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of article five of the code of regulations with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

The Company has purchased insurance coverage under policies that insure directors and officers against certain liabilities that might be incurred by them in their capacities as directors and officers.

Item 16.          Exhibits.

Exhibit Number	Exhibit Description

4.1	Amended Articles of the Company (Incorporated herein by reference to Exhibit 3(a)(i) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1989 (File No. 0-13507)).

4.2
Certificate of Amendment to the Amended Articles of the Company (Incorporated herein by reference to Exhibit 3(b) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (File No. 0-13507)).

4.3
Certificate of Amendment to the Amended Articles of the Company (Incorporated herein by reference to Exhibit 3(c) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No. 0-13507)).

4.4	Certificate of Amendment to the Amended Articles of the Company (Incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 1, 2011).

4.5
Certificate of Amendment to the Amended Articles of the Company (Incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 18, 2013 (File No. 0-13507)).

4.6
Amended and Restated Regulations of the Company (Incorporated herein by reference to Exhibit 3.5 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (File No. 0-13507)).

4.7
Certificate Regarding Adoption of Amendment to Section 2.01 of the Amended and Restated Regulations of the Company by the Shareholders on April 16, 2009 (Incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed April 22, 2009 (File No. 0-13507)).

5**	Opinion of Porter Wright Morris & Arthur LLP.

23.1**	Consent of Porter Wright Morris & Arthur LLP (included in Exhibit 5).

23.2*	Consent of BKD, LLP.

24**	Power of Attorney.

* Filed herewith.
** Previously filed.

Item 17.          Undertakings.

The undersigned hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Defiance, State of Ohio, on December 13, 2013.

SB FINANCIAL GROUP, INC.

By:	/s/ Anthony V. Cosentino
Anthony V. Cosentino,
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark A. Klein	President and Chief Executive Officer (Principal Executive Officer)	December 13, 2013
Mark A. Klein

/s/ Anthony V. Cosentino	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 13, 2013
Anthony V. Cosentino

*Gary M. Cates	Director	December 13, 2013
Gary M. Cates

*Robert A. Fawcett, Jr.	Director	December 13, 2013
Robert A. Fawcett, Jr.

*Gaylyn J. Finn	Director	December 13, 2013
Gaylyn J. Finn

*Richard L. Hardgrove	Director	December 13, 2013
Richard L. Hardgrove

*Rita A. Kissner	Director	December 13, 2013
Rita A. Kissner

*Mark A. Klein	Director	December 13, 2013
Mark A. Klein

Director
George W. Carter

*Timothy J. Stolly	Director	December 13, 2013
Timothy J. Stolly

*By:	/s/ Anthony V. Cosentino
Anthony V. Cosentino, attorney-in-fact for each of the persons indicated

Exhibit Index

Exhibit Number	Exhibit Description

4.1	Amended Articles of the Company (Incorporated herein by reference to Exhibit 3(a)(i) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1989 (File No. 0-13507)).

4.2
Certificate of Amendment to the Amended Articles of the Company (Incorporated herein by reference to Exhibit 3(b) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (File No. 0-13507)).

4.3
Certificate of Amendment to the Amended Articles of the Company (Incorporated herein by reference to Exhibit 3(c) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No. 0-13507)).

4.4	Certificate of Amendment to the Amended Articles of the Company (Incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 1, 2011).

4.5
Certificate of Amendment to the Amended Articles of the Company (Incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 18, 2013 (File No. 0-13507)).

4.6
Amended and Restated Regulations of the Company (Incorporated herein by reference to Exhibit 3.5 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (File No. 0-13507)).

4.7
Certificate Regarding Adoption of Amendment to Section 2.01 of the Amended and Restated Regulations of the Company by the Shareholders on April 16, 2009 (Incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed April 22, 2009 (File No. 0-13507)).

5**	Opinion of Porter Wright Morris & Arthur LLP.

23.1**	Consent of Porter Wright Morris & Arthur LLP (included in Exhibit 5).

23.2*	Consent of BKD, LLP.

24**	Power of Attorney.

* Filed herewith.
** Previously filed.